Exhibit 99.1

PRESS RELEASE

For Immediate Distribution	Contact: Intrepid Potash, Inc.
William Kent
Phone: 303-296-3006

Intrepid Announces Election of New Member to Board of Directors

Denver, Colorado; August 30, 2010 — Intrepid Potash, Inc. (NYSE:IPI) today announced the election of Chris A. Elliott to the company’s Board of Directors.

“Chris Elliott brings to Intrepid a wealth of entrepreneurial business experience, particularly in terms of his specific background in the agricultural industry.  Chris’ skills and unique knowledge of agricultural economics are complimentary to those of Intrepid’s other Board members and should benefit Intrepid and its stockholders. Chris’ day-to-day activities of managing farms and purchasing farm inputs give him intimate familiarity with farm economics that will provide helpful perspective into the sales and marketing of our products,” commented Bob Jornayvaz, Intrepid’s Executive Chairman of the Board.

Mr. Elliott has approximately 23 years of work experience in the agriculture industry.  Since 2007, Mr. Elliott has been the President and co-owner of Accuform Technologies, LLC, an agriculture product development company. In addition, Mr. Elliott is President and Chief Executive Officer of Agricultural Company of America Partners, LP, a company that owns and manages agricultural real estate and operates farms producing a variety of crops over a diverse geographic spectrum.  Mr. Elliott previously served as President and Chief Executive Officer of Nutra-Park Inc., a company specializing in products to regulate plant growth, from 2002 to 2006.

Intrepid is the largest producer of potash in the U.S. and is dedicated to the production and marketing of potash and TrioTM, a product produced from langbeinite ore.  Intrepid owns five active potash production facilities — three in New Mexico and two in Utah.

Intrepid routinely posts important information about its business on its website under the Investor Relations tab. The website address for Intrepid is http://www.intrepidpotash.com.

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Certain statements in this press release, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, including statements regarding guidance, are forward-looking statements within the meaning of these laws.  Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that the expectations will be realized.  These forward-looking statements are subject to a number of known and unknown risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially and adversely from such statements.  These risks and uncertainties include: changes in the price of potash or Trio™; operational difficulties at our facilities; the ability to hire and retain qualified employees; changes in demand and/or production of potash or Trio™/langbeinite; changes in our reserve estimates; our ability to achieve the initiatives of our business strategy, including but not limited to the development of the HB Solar Solution Mine as a solution mine and the further development of our langbeinite recovery assets; changes in the prices of our raw materials, including but not limited to the price of chemicals, natural gas and power; fluctuations in the costs of transporting our products to customers; changes in labor costs and availability of labor with mining expertise; the impact of federal, state or local government regulations, including but not limited to environmental and mining regulations, and the enforcement of such regulations; competition in the fertilizer industry; declines in U.S. or world agricultural production; declines in oil and gas drilling; changes in economic conditions; adverse weather events at our facilities; our ability to comply with covenants inherent in our current and future debt obligations to avoid defaulting under those agreements;  disruptions in credit markets; our ability to secure additional federal and state potash leases to expand our existing mining operations; governmental policy changes that may adversely affect our business and the risk factors detailed in our filings with the U.S. Securities and Exchange Commission.  Please refer to those filings for more information on these risk factors.  These forward-looking statements speak only as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of future events, new information or otherwise.